UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

WPP 2025 LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	39-3674912
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)
3 World Trade Center 175 Greenwich Street New York NY 10007, United States	NY 10007
(Address of Principal Executive Offices)	(Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐
Securities Act registration statement file number to which this form relates:	333-294468 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.500% Notes due 2036	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
WPP plc*	Jersey	Not applicable	Sea Containers 18 Upper Ground London SE1 9GL, United Kingdom Telephone: (011 44) 20 7282 4600
WPP Jubilee Limited*	England and Wales	Not Applicable	Sea Containers 18 Upper Ground London SE1 9GL, United Kingdom Telephone: (011 44) 20 7282 4600
WPP 2005 Limited*	England and Wales	Not Applicable	Sea Containers 18 Upper Ground London SE1 9GL, United Kingdom Telephone: (011 44) 20 7282 4600

*	WPP 2025 LLC is the issuer of the 6.500% Notes due 2036 being registered hereunder (the “Notes”). The other registrants are guarantors of the Notes.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, a prospectus supplement dated March 25, 2026 relating to WPP 2025 LLC’s 6.500% Notes due 2036 (the “Prospectus Supplement”), to a base prospectus dated March 19, 2026 (the “Prospectus”) contained in the automatically effective shelf registration statement of the Registrants on Form F-3ASR (File No. 333-294468) filed with the Commission on March 19, 2026. The Registrants incorporate by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The material set forth in (i) the section captioned “Description of Debt Securities and Guarantees” and “Taxation” in the Prospectus, and (ii) the sections captioned “Description of the Notes and Guarantees” and “Taxation” in the Prospectus Supplement are each incorporated herein by reference.

Item 2.	Exhibits.
Number	Description
4.1.	Indenture among WPP Finance 2010, WPP 2025 LLC, WPP plc, WPP Jubilee Limited, WPP 2005 Limited, and Wilmington Trust, National Association, as trustee and Citibank, N.A., as registrar and paying agent (incorporated by reference to Exhibit 4.1 to Form 6-K filed by WPP 2025 LLC on March 30, 2026).
4.2	First Supplemental Indenture, among WPP 2025 LLC, WPP plc, WPP Jubilee Limited, WPP 2005 Limited, and Wilmington Trust, National Association, as trustee and Citibank, N.A., as registrar and paying agent (incorporated by reference to Exhibit 4.2 to Form 6-K filed by WPP 2025 LLC on March 30, 2026).
4.3	Form of 6.500% Notes due 2036 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WPP 2025 LLC
Date: March 30, 2026
	By:	/s/ Paul Stasiulis
	Name:	Paul Stasiulis
	Title:	Manager

WPP plc

	By:	/s/ Alexander Ashby
	Name:	Alexander Ashby
	Title:	Authorized Signatory

WPP Jubilee Limited

	By:	/s/ Alexander Ashby
	Name:	Alexander Ashby
	Title:	Director

WPP 2005 Limited

	By:	/s/ Alexander Ashby
	Name:	Alexander Ashby
	Title:	Director